Exhibit 10.9

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

2019 PERFORMANCE INCENTIVE PLAN

DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is dated as of [__________, 2020] by and between Sportsman’s Warehouse Holdings, Inc., a Delaware corporation (the “Corporation”), and [____________________] (the “Director”).

W I T N E S S E T H

WHEREAS, pursuant to the Sportsman’s Warehouse Holdings, Inc. 2019 Performance Incentive Plan (the “Plan”), the Corporation has granted to the Director effective as of the date hereof (the “Award Date”), a credit of stock units under the Plan (the “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Director, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.   Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.   Grant.  Subject to the terms of this Agreement, the Corporation hereby grants to the Director  an  Award with respect to an aggregate of [____________] restricted stock units (subject to adjustment as provided in Section 7.1 of the Plan) (the “Stock Units”).  As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Stock (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and this Agreement.  The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Director if such Stock Units vest pursuant to Section 3.  The Stock Units shall not be treated as property or as a trust fund of any kind.

3.   Vesting.  Subject to Section 8 below, the Award shall vest and become nonforfeitable in twelve  (12) substantially equal installments (subject to adjustment under Section 7.1 of the Plan), with the first installment vesting one month following the Award Date and an additional installment vesting on each monthly anniversary of the Award Date thereafter for the next eleven  (11) months; provided, however, that the outstanding and unvested portion of the Award shall vest and become nonforfeitable on the first to occur of (i) immediately prior to the first annual meeting of the Corporation’s stockholders that occurs in 2021 should such annual meeting occur before the first annual anniversary of the Award Date, or (ii) upon (or, if necessary to give effect to such acceleration, immediately prior to) a Change in Control (as such term is defined below).  For purposes of this Agreement, “Change in Control” means the occurrence of a change in the ownership of the Corporation, a change in the effective control of the Corporation, or a change in the ownership of a substantial portion of the Corporation’s assets, all within the meaning of Treasury Regulation § 1.409A-3.

4.   Continuance of Service Required; No Service Commitment.  The vesting schedule in Section 3 requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement.  Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 8 below or under the Plan.

5.   Dividend and Voting Rights.

(a)        Limitations on Rights Associated with Units.  The Director shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Director.  No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such shares.

(b)        Dividend Equivalent Rights Distributions.  As of any date that the Corporation pays an ordinary cash dividend on its Common Stock, the Corporation shall credit the Director with an additional number of Stock Units equal to (i) the per share cash dividend paid by the Corporation on its Common Stock on such date, multiplied by (ii) the total number of Stock Units (including any dividend equivalents previously credited hereunder) (with such total number adjusted pursuant to Section 7.1 of the Plan) subject to the Award as of the related dividend payment record date, divided by (iii) the fair market value of a share of Common Stock on the date of payment of such dividend.  Any Stock Units credited pursuant to the foregoing provisions of this Section 5(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Stock Units to which they relate.  No crediting of Stock Units shall be made pursuant to this Section 5(b) with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 7 or terminated pursuant to Section 8.

6.   Restrictions on Transfer and Other Restrictions.  Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily, except as set forth in Section 5.6 of the Plan.  The Amended and Restated Articles of Incorporation (the “Articles”) and Bylaws of the Corporation, as either of them may be amended from time to time, may provide for additional restrictions and limitations with respect to the Common Stock (including additional restrictions and limitations on the transfer of shares).  To the extent that these restrictions and limitations are greater than those set forth in this Agreement, such restrictions and limitations shall apply to the shares of Common Stock issuable with respect to the Award and are incorporated herein by this reference.  Such restrictions and limitations are not, however, in lieu of, nor shall they in any way reduce or eliminate, any limitation or restriction on the shares of Common Stock acquired pursuant to the Award imposed under the Plan or this Agreement.

7.   Timing and Manner of Payment of Stock Units.  On or as soon as administratively practical following (and in all events within two and one-half months after) the earlier to occur of

(1) the Director’s Separation from Service (as defined in Section 8 below), (2) in 2021, on the first to occur of the first anniversary of the Award Date or the 2021  annual meeting of the Corporation’s stockholders, or (3) the occurrence of a Change in Control, the Corporation shall deliver to the Director a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to this Award that have vested and become nonforfeitable pursuant to Section 3 hereof (or become vested and nonforfeitable in connection with such event, as the case may be), unless such Stock Units terminate on or prior to such date pursuant to Section 8.  The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Director or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan.  The Director shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 8.

8.   Effect of Termination of Service.  The Director’s Stock Units shall terminate to the extent such units have not become vested on or before the date on which the Director ceases to serve as a member of the Board (the Director’s “Separation from Service”), regardless of the reason for such separation.  If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the date of the Director’s Separation from Service without payment of any consideration by the Corporation and without any other action by the Director, or the Director’s beneficiary or personal representative, as the case may be.

9.   Adjustments Upon Specified Events.  Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award.  No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited pursuant to Section 5(b).

10. Tax Withholding.  Subject to Section 8.1 of the Plan, upon any distribution of shares of Common Stock in respect of the Stock Units, the Corporation shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates.  In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Corporation (or a  Subsidiary) shall be entitled to require a cash payment by or on behalf of the Director and/or to deduct from other compensation payable to the Director any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

11. Notices.  Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Director at the Director’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be given only when received, but if the Director is no longer in service to the Corporation, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

12. Plan.  The Award and all rights of the Director under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference.  The Director agrees to be bound by the terms of the Plan and this Agreement.  The Director acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement.  Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Director unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

13. Entire Agreement.  This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan.  Such amendment must be in writing and signed by the Corporation.  The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Director hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14. Limitation on Director’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  The Director shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

15. Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16. Section Headings.  The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

17. Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

18. Construction.

(a)        It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code.  This Agreement shall be construed and interpreted consistent with that intent.

(b)        If the Director is a “specified employee” within the meaning of Treasury Regulation Section 1.409A-1(i) as of the date of the Director’s Separation from Service, the Director shall not be entitled to any payment or benefit pursuant to Section 7  triggered by such Separation from Service until the earlier of (i) the date which is six (6) months after his or her Separation from Service for any reason other than death, or (ii) the date of the Director’s death.  The provisions of this Section 18(b) shall only apply if, and to the extent, required to avoid the imputation of any tax, penalty or interest pursuant to Section 409A of the Code.  Any amounts otherwise payable to the Director upon or in the six (6) month period following the Director’s Separation from Service that are not so paid by reason of this Section 18(b) shall be paid (without interest) as soon as practicable (and in all events within thirty (30) days) after the date that is six (6) months after the Director’s Separation from Service (or, if earlier, as soon as practicable, and in all events within thirty (30) days, after the date of the Director’s death).  For purposes of this Agreement, “Separation from Service” shall be interpreted to constitute a “separation from service” within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder.

19. Clawback Policy.  The Stock Units are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Stock Units or any shares of Common Stock or other cash or property received with respect to the Stock Units (including any value received from a disposition of the shares acquired upon payment of the Stock Units).

20. No Advice Regarding Grant.  The Director is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Director may determine is needed or appropriate with respect to the Stock Units (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award).  Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Agreement) or recommendation with respect to the Award.  Except for the withholding rights set forth in Section 10 above, the Director is solely responsible for any and all tax liability that may arise with respect to the Award.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Director has hereunto set his or her hand as of the date and year first above written.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC., a Delaware corporation By:__________________________________ Print Name: [___________] Its: [___________]	DIRECTOR ___________________________________ Signature [__Director’s Name____]